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                             MUNDER @VANTAGE FUND
                         Shares of Beneficial Interest

                            DISTRIBUTION AGREEMENT

                                                New York, New York
                                                August 2, 2000

CHASE SECURITIES INC.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

     Each of Munder @Vantage Fund, a Delaware business trust (the "Trust"), and Munder Capital Management, a Delaware general partnership (the "Investment Adviser"), confirms its agreement with and appointment of Chase H&Q, a division of Chase Securities Inc., to act as the principal distributor (the "Distributor") in connection with the offering by the Trust of that number of shares (each a "Share" and collectively the "Shares") of beneficial interest, par value $0.001 per Share, of the Trust (the "Offering") as shall be agreed upon by the Distributor and the Trust. The Shares will be authorized by, and subject to the terms and conditions of, the Agreement and Declaration of Trust and By-Laws of the Trust, as amended from time to time (collectively, the "Trust Documents"), in the form filed as exhibits to the registration statement referred to in the following paragraph.

     The Trust has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (File Nos. 333-36588 and 811-
9937) and a related preliminary prospectus and preliminary statement of additional information for the registration of the Shares of the Trust under the Securities Act of 1933, as amended (the "Securities Act") and the registration of the Trust as a registered investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and has filed an initial notification of registration of the Trust as a closed-end non-diversified management investment company on Form N-8A (the "1940 Act Notification"), and in accordance with the rules and regulations of the Commission under the Securities Act and the Investment Company Act (the "Rules and Regulations"), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses and preliminary statements of additional information as may have been required to the date hereof. If the registration statement has not become effective as of the date hereof, any further amendments to such registration statement, including forms of a final prospectus and final statement of additional information necessary to permit such registration statement to become effective, will be appropriately filed by the Trust with the Commission. If the registration statement has become effective as of the date hereof and any prospectus or statement of additional information constituting a part thereof omits certain information at the time of effectiveness pursuant to Rule 430A under the Securities Act, a
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final prospectus and final statement of additional information containing such omitted Rule 430A information will promptly be filed by the Trust with the Commission in accordance with Rule 497(h) under the Securities Act. The term "Registration Statement" as used herein means the registration statement, as amended (if applicable), at the time it becomes or became effective, including financial statements and all exhibits and all documents, if any, incorporated therein by reference, and any information deemed to be included by Rule 430A. The term "Prospectus" means the final prospectus and final statement of additional information in the forms filed with the Commission pursuant to Rule 497(c), (h) or (j) under the Securities Act, as the case may be, as from time to time amended or supplemented pursuant to the Securities Act.

     1. REPRESENTATIONS, WARRANTIES AND COVENANTS.

     (a) The Trust and the Investment Adviser, jointly and severally, represent and warrant to, and agree with, the Distributor that:

     (i) The Trust meets the requirements for use of Form N-2 under the Securities Act and the Investment Company Act and the Rules and Regulations. At the time the Registration Statement is declared effective by the Commission (the "Effective Date"), the Registration Statement will in all material respects contain all statements required to be stated therein and will comply in all material respects with the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. From the Effective Date through the latest date that the Prospectus is required to be delivered under the Securities Act, the Prospectus (and any supplement or amendment thereto) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to (i) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust in writing by the Distributor or its affiliates or agents expressly for use in the Registration Statement or Prospectus or (ii) with respect to the representations of the Trust, the description of the Investment Adviser contained in the Prospectus under the heading "Management of the Fund."

     (ii) The Trust has been duly organized and is validly existing as a business trust in good standing under the laws of the State of Delaware, has full power and authority (business trust and other) to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to do business as a foreign corporation and is in good standing in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such registration and qualification, except where the failure to be so qualified would not reasonably be expected to result in a material adverse change in the condition (financial or other), business, prospects, properties, financial position or results of operations of the Trust, whether or not arising in the ordinary course of business (a "Material Adverse Effect"). The Trust has no subsidiaries.

                                       2
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     (iii) The Trust is, or as of the Effective Date (as defined below) will be, registered with the Commission under the Investment Company Act as a closed-end, non-diversified management investment company; no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission; as of the Effective Date all required action will be taken under the Securities Act and the Investment Company Act to make the public offering and for the issuance and sale of the Shares by the Trust, and the provisions of the Trust Documents comply or will comply as to form in all material respects with the requirements of the Investment Company Act. The Trust has not received any notice from the Commission pursuant to
Section 8(e) of the Investment Company Act with respect to the 1940 Act Notification. The Trust is, and at all times through the completion of the transactions contemplated hereby, will be, in compliance in all material respects with the terms and conditions of the Securities Act and the Investment Company Act. No person is serving or acting as an officer, trustee or investment adviser of the Trust except in accordance with the provisions of the Investment Company Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations of the Commission promulgated under the Advisers Act (the "Advisers Act Rules and Regulations").

     (iv) Ernst & Young LLP, the accountants who will serve as the independent accountants of the Trust, are independent public accountants as required by the Securities Act, the Investment Company Act and the Rules and Regulations.

     (v) The financial statements for the Trust, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement to either of them), will as of the Effective Date present fairly the financial position, results of operations and changes in financial position of the Trust on the basis stated or incorporated by reference in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) will be accurately presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Trust.

     (vi) All the outstanding shares of the Trust which are not part of the Offering (the "Other Shares") have been and all the Shares have been or, as of the Effective Date, will be duly authorized and are or will be validly issued, fully paid and non-assessable and are or will be free of any preemptive or similar rights and, when issued and delivered pursuant to the Offering, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights that entitle any person to acquire any Shares upon the issuance thereof by the Trust, and will conform in all material respects to the description thereof in the Registration Statement and Prospectus (and any supplement or amendment to either of them); and the capitalization of the Trust conforms to the description thereof in the

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Registration Statement and Prospectus (and any amendment or supplement to either of them).

     (vii) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), the Trust has not incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Trust, and there has not been any change in the capitalization, or any material increase in the short-term debt or long-term debt, of the Trust, or any material adverse change, or any development involving or which may reasonably be expected to involve, a Material Adverse Effect.

     (viii) There are no legal or governmental proceedings pending or, to the knowledge of the Trust, threatened or contemplated against the Trust or to which the Trust or any of its properties is subject.

     (ix) There are no agreements, contracts, indentures or other documents or instruments of the Trust required to be described in the Registration Statement or the Prospectus (or any supplement or amendment to either of them), or to be filed or incorporated by reference as exhibits which are not or by the Effective Date will not be described or filed or incorporated by reference therein as permitted by the Securities Act, the Investment Company Act or the Rules and Regulations.

     (x) This agreement (the "Agreement") has been and each of the Investment Management Agreement between the Trust and the Investment Adviser (the "Investment Advisory Agreement"), the Custody and Fund Accounting Agreement between the Trust and State Street Bank and Trust Company (the "Custody Agreement"), the Transfer Agent Services Agreement between the Trust and PFPC Global Fund Services (the "Transfer Agency Agreement") and the Administrative Services Agreement between the Trust and State Street Bank and Trust Company (the "Administration Agreement") (the Investment Advisory Agreement, Custody Agreement, Transfer Agency Agreement and Administration Agreement are collectively referred to herein as the "Trust Agreements") have been or will be as of the Effective Date duly and validly authorized and duly executed and delivered by the Trust at the time of the Offering; each of this Agreement and the Trust Agreements complies or, as of the Effective Date will comply, in all material respects with all applicable provisions of the Investment Company Act and the Rules and Regulations thereunder; and, assuming due authorization, execution and delivery by the other parties thereto, each of this Agreement and the Trust Agreements will constitute a legal, valid, binding and enforceable obligation of the Trust, subject to the qualification that the enforceability of the Trust's obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and subject to the qualification that the right to indemnity hereunder and thereunder may be limited by federal or state securities laws.

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     (xi) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement or any of the Trust Agreements, nor the consummation by the Trust of any of the transactions contemplated in this Agreement and the Trust Agreements nor the consummation of the transactions contemplated in the Registration Statement conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the Trust Documents, or any agreement, indenture, lease or other instrument to which the Trust is a party or by which it or any of its properties may be bound, or violates or will violate in any material manner any statute, law, regulation or judgment, injunction, order or decree applicable to the Trust or any of its properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust, other than those contemplated in the Prospectus. The Trust is not subject to any order of any court or of any arbitrator, governmental authority or administrative agency.

     (xii) No consent, approval, authorization, notification or order of, or any registration or filing with, any court, regulatory body, administrative or other governmental agency or body, whether foreign or domestic, is required for the consummation by the Trust of the transactions contemplated by this Agreement, the Trust Agreements or the Registration Statement, except such as have been obtained, or if the Registration Statement is not effective as of the time of execution hereof, such approvals as may be required (and shall be obtained, as needed) under the Securities Act, Investment Company Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any state securities laws.

     (xiii) (A) The Trust owns or possesses all material governmental licenses, permits, consents, orders, approvals or other authorizations (collectively, "Permits"), whether foreign or domestic, to enable the Trust to continue to carry on its business and to invest in securities as contemplated in the Registration Statement and Prospectus; (B) the Trust has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the Trust under any such permit, subject in each case to such qualification as may be set forth in the Registration Statement; and (C) none of such Permits contains any restriction that is materially burdensome to the Trust, except where the failure of (A), (B) or (C) to be accurate would not, individually or in the aggregate, have a Material Adverse Effect on the Trust.

     (xiv) The conduct by the Trust of its business (as described in the Registration Statement and Prospectus) does not require it to be the owner, possessor or licensee of any patents, patent licenses, trademarks, service marks or trade names which it does not own, possess or license.

     (xv) The Trust is not in violation of (A) its Trust Documents or other organizational documents of the Trust (together with the Trust Documents, the "Organizational Documents") or (B) any law, ordinance, administrative or governmental rule or regulation applicable to the Trust or of any decree of the Commission, the National

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Association of Securities Dealers, Inc. (the "NASD"), any state securities commission, any national securities exchange, any arbitrator, any court or governmental agency, body or official having jurisdiction over the Trust, or in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Trust is a party or by which it or any of its properties may be bound, except where any such violation or default described in this clause (B) could not reasonably be expected to have a Material Adverse Effect on the Trust.

     (xvi) Neither the Trust nor any employee or agent of the Trust has made any payment of funds of the Trust or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus, except for the issuance of Other Shares of the Trust having a value of at least $100,000 to the Investment Adviser or an affiliate of the Investment Adviser to comply with the requirements of Section 14(a) of the Investment Company Act. Except for such Shares and as otherwise described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any Other Shares of the Trust or any security convertible into or exchangeable or exercisable for Other Shares of the Trust.

     (xvii) The Trust has not distributed and, prior to the completion of the distribution of the Shares, will not distribute any offering material in connection with the Offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act, the Investment Company Act, the Rules and Regulations or the NASD's Conduct Rules.

     (xviii) The Trust will use its best efforts to direct the investment of the proceeds of the Offering described in the Registration Statement and the Prospectus in such a manner as to comply with all the requirements under the Internal Revenue Code of 1986, as amended (the "Code") to qualify the Trust as a regulated investment company under Subchapter M of the Code.

     (xix) Except as stated in this Agreement and in the Prospectus (and any amendment or supplement thereto), the Trust has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities issued by the Trust to facilitate the sale or resale of the Shares, and the Trust is not aware of any such action taken or to be taken by any affiliates of the Trust.

     (xx) All advertising and other sales literature (including "prospectus wrappers") approved in writing by the Trust or the Investment Adviser or prepared by the Trust or the Investment Adviser for use in connection with the offering and sale of the Shares (collectively, "Sales Material") comply in all material respects with the applicable requirements of the Securities Act, the Investment Company Act, the Rules and Regulations and the rules and written interpretations of the NASD and no such Sales Material contained

                                       6
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or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. However, it is acknowledged by each party to this Agreement that the Distributor is responsible for obtaining all required approvals from the NASD with respect to Sales Material used by the Trust, the Investment Adviser or the Distributor with respect to the Offering.

     The "broker kits" prepared by or approved in writing by the Trust or the Investment Adviser for distribution to and use internally by brokers and dealers participating in the Offering accurately and fairly present the information contained therein in all material respects for purposes of such internal use and, with respect solely to broker kits that are not preceded or accompanied by a Prospectus, contain only information the substance of which is included in the Prospectus of the Trust. Any road show slides and road show scripts prepared by or approved in writing by the Trust or the Investment Adviser for use in presentations to brokers and dealers participating in the offering of the Shares accurately and fairly present the information contained therein in all material respects for purposes of such use.

     Sales Material and broker kits prepared by the Distributor will be submitted to the Trust and the Investment Adviser for their written prior approval. Such approval will not be unreasonably withheld.

     (xxi) Each of the Trust Agreements and the Trust's obligations under this Agreement comply, or will comply, in all material respects with all applicable provisions of the Securities Act, the Investment Company Act, the Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations.

     (xxii) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no trustee of the Trust is an "interested person" (as defined in the Investment Company Act) of the Trust or the Investment Adviser or an "affiliated person" (as defined in the Investment Company Act) of the Investment Adviser or the Distributor.

     (xxiii) There are, and there will be, no material restrictions, limitations or regulations with respect to the ability of the Trust to invest its assets as described in the Prospectus other than as described therein.

     (xxiv) The Trust, its Administrator, Custodian, Fund Accounting Agent or Transfer Agent maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with general or specific authorization by the Investment Adviser or the Board of Trustees of the Trust and with the applicable requirements of the Investment Company Act and the Rules and Regulations thereunder and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act and the Rules and Regulations

                                       7
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thereunder; (C) access to assets is permitted only in accordance with general or specific authorization by the Investment Adviser or the Board of Trustees of the Trust; and (iv) the recorded accounts for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (xxv) The Trust, subject to the Registration Statement having been declared effective and the filing of the Prospectus under Rule 497 under the Securities Act, if necessary, has taken or will take all required action under the Securities Act, the Investment Company Act and the Rules and Regulations to make the Offering and consummate the sale of the Shares as contemplated by this Agreement.

     (xxvi) The Trust will timely file the requisite copies of the Prospectus with the Commission pursuant to Rule 497(c) or Rule 497(h) under the Securities Act, whichever is applicable or, if applicable, will timely file the certification permitted by Rule 497(j) under the Securities Act and will advise the Distributor of the time and manner of such filing.

     (xxvii) The Trust will use its best efforts to perform all of the agreements required of it and discharge all conditions to closing as set forth in this Agreement.

     (b) The Investment Adviser represents and warrants to, and agrees with, the Distributor as of the date hereof that:

     (i) The Investment Adviser has been duly organized and is validly existing in good standing as a general partnership under the laws of the State of Delaware, has full power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus (and any supplement or amendment to either of them), and is duly qualified to do business as a foreign entity in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified does not involve a material adverse risk to the business, prospects, properties, financial position or results of operations of the Investment Adviser or the ability of the Investment Adviser to perform its obligations under this Agreement or the Investment Advisory Agreement (an "Adviser Material Adverse Effect").

     (ii) The Investment Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting as an investment adviser for the Trust as contemplated in the Registration Statement, Prospectus and the Investment Advisory Agreement. There does not exist to the knowledge of the Investment Adviser any proceeding or any facts or circumstances the existence of which is reasonably likely to lead to any proceeding which might materially adversely affect the registration of the Investment Adviser with the Commission.

     (iii) This Agreement has been and each of the Investment Advisory Agreement and any other Trust Agreement to which the Investment Adviser is a party has been or will

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be as of the Effective Date duly and validly authorized and duly executed and delivered by the Investment Adviser and will comply in all material respects with all applicable provisions of the Advisers Act, the Investment Company Act, and the rules and regulations under such Acts, and, assuming due authorization, execution and delivery by the other parties thereto, will be a legal, valid, binding and enforceable obligation of the Investment Adviser, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and to general pri nciples of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), except as to rights of indemnity and contribution hereunder may be limited by federal or state securities laws.

     (iv) Neither the execution, delivery or performance by the Investment Adviser of its obligations under this Agreement, the Investment Advisory Agreement or any other Trust Agreement to which the Investment Adviser is a party nor the consummation of the transactions contemplated therein or in the Registration Statement nor the fulfillment of the terms thereof conflicts or will conflict with or constitutes or will constitute a material breach of or a default under, any agreement, indenture, lease or other instrument to which the Investment Adviser is a party or by which it or any of its properties may be bound, or violates or will violate in any material manner any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Investment Adviser or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Investment Adviser. The Investment Adviser is not subject to any order of any court or of any arbitrator, governmental authority or administrative agency.

     (v) There are no legal or governmental proceedings pending or, to the knowledge of the Investment Adviser, threatened or contemplated against the Investment Adviser or to which the Investment Adviser or any of its properties is subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement to either of them) but are not described as required or any proceeding that may reasonably be expected to involve a prospective Adviser Material Adverse Effect.

     (vi) Except for the need to have the Commission declare the Registration Statement effective, no consent, approval, authorization, notification or order of, or any filing with, any court or governmental agency or body, whether foreign or domestic, is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement.

     (vii) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), the Investment Adviser has not incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Investment Adviser or the Trust and that is required to be disclosed in the Registration Statement or the Prospectus and there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective Adviser Material Adverse Effect.

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     (viii) (A) The Investment Adviser owns or possesses all material governmental licenses, permits, consents, orders, approvals or other authorizations (collectively, "Adviser Permits"), whether foreign or domestic, to enable the Investment Adviser to perform its obligations under the Investment Advisory Agreement; (B) the Investment Adviser has fulfilled and performed all its material obligations with respect to such Adviser Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the Investment Adviser under any such permit, subject in each case to such qualification as may be set forth in the Registration Statement and Prospectus; and (C) none of such Adviser Permits contains any restriction that is materially burdensome to the Investment Adviser, except where the failure of (A), (B) or
(C) to be accurate would not, individually or in the aggregate, have an Adviser Material Adverse Effect.

     (ix) Except as stated in this Agreement and in the Prospectus (and any amendment or supplement thereto), the Investment Adviser has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities issued by the Trust to facilitate the sale or resale of the Shares, and the Investment Adviser is not aware of any such action taken or to be taken by any affiliates of the Investment Adviser.

     (x) The information regarding the Investment Adviser in the Registration Statement and the Prospectus complies or will comply in all material respects with the requirements of Form N-2 and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

     (c) Any certificate required by this Agreement that is signed by any officer of the Trust or the Investment Adviser and delivered to the Distributor or counsel for the Distributor shall be deemed a representation and warranty by the Trust or the Investment Adviser, as the case may be, to the Distributor, as to the matters covered thereby.

     2. AGREEMENT TO ACT AS DISTRIBUTOR.

     (a) On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Offering:

     (i) The Trust appoints the Distributor as the exclusive Distributor in connection with the Offering and the Distributor accepts that appointment. The Trust also authorizes the Distributor to form and manage a group of securities dealers (each, a "Soliciting Dealer" and, collectively, the "Soliciting Group") to solicit the sale of Shares pursuant to and in accordance with a Soliciting Dealer Agreement, in the form attached hereto as Exhibit A. The Distributor represents and warrants that it is a broker-dealer registered under the Exchange Act and a member in good standing of the NASD.

     (ii) The Distributor agrees to (A) solicit the sale of Shares, in accordance with the Securities Act, the Investment Company Act, the Rules and Regulations, the Exchange Act, the rules and regulations of the Exchange Act and the NASD's Conduct Rules, subject to the terms and conditions of this Agreement and in accordance with the terms and conditions and the procedures described in the Registration Statement and Prospectus; and (B) form and manage the Soliciting Group and to use its best efforts to solicit the sale of Shares, in accordance with the Securities Act, the Investment Company Act, the Rules and Regulations, the Exchange Act, the rules and regulations of the Exchange Act and the NASD's Conduct Rules, subject to the terms and conditions of this Agreement and in accordance with the terms and conditions and the procedures described in the Registration Statement and the Prospectus. No securities dealer shall be considered a Soliciting Dealer until it shall have entered into a Soliciting Dealer Agreement with the Distributor in the form of Exhibit A hereto. The Distributor shall be responsible for accepting and rejecting all purchase orders with respect to Shares submitted by Soliciting Dealers.

     (b) The Trust and the Distributor agree that the Distributor is an independent contractor with respect to the solicitation of the sale of Shares contemplated by this Agreement and the Distributor represents and warrants that it is acting on its own behalf in entering into this Agreement and performing its obligations hereunder.

     (c) In rendering the services contemplated by this Agreement, the Distributor will not be subject to any liability to the Trust, the Investment Adviser, any of their affiliates or any other person, for any act or omission on the part of any Soliciting Dealer or any other person, and the Distributor will not be liable for any act or omission in performing its obligations under this Agreement, except as otherwise set forth in Section 7 hereto and except for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Distributor or by reason of the reckless disregard of the obligations and duties of the Distributor under this Agreement.

     3. DISTRIBUTOR AND SOLICITATION FEES. The Trust agrees to pay, via the Trust's transfer agent, the Distributor on the date of delivery and payment of the Shares (the "Closing Date"), in full payment for its soliciting efforts, fees (the "Sales Load") equal to $1.00 per Share for each Share issued pursuant to the sale of Shares where the purchaser is purchasing less than $500,000 worth of Shares, $0.50 per Share for each Share issued pursuant to the sale of Shares where the purchaser is purchasing $500,000 or more but less than $1,000,000 worth of Shares and $0.25 per Share for each Share issued pursuant to the sale of Shares where the purchaser is purchasing $1,000,000 or more worth of Shares. Notwithstanding the foregoing sentence, the Trust agrees that the Sales Load shall be paid on behalf of the Distributor only to each Soliciting Dealer designated by the Distributor, and if no Soliciting Dealer is so designated or a Soliciting Dealer is otherwise not entitled to receive compensation pursuant to the terms of the Soliciting Dealer Agreement, then the Distributor shall be entitled to receive the Sales Load for such sale of Shares. Payment to the Distributor or a Soliciting Dealer, as the case may be, will be in the form of a wire transfer of same day funds to an account or accounts identified by the Distributor or each Soliciting Dealer designated by the Distributor, as the case may be. Such payments shall be made in same day funds on or before the Closing Date.

     4. OTHER AGREEMENTS.

     (a) The Trust covenants with the Distributor as follows:

     (i) The Trust will use its best efforts to cause the Registration Statement to become effective under the Securities Act and the Investment Company Act, and will advise the Distributor promptly as to the time at which the Registration Statement and any amendments thereto (including any post-effective amendment) become so effective.

     (ii) The Trust will advise the Distributor promptly and, if requested by the Distributor, will confirm such advice in writing: (A) of any request made by the Commission for amendment of or a supplement to the Registration Statement or the Prospectus (or any amendment or supplement to any of the foregoing) or for additional information, (B) of the issuance by the Commission, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official of any order suspending the effectiveness of the Registration Statement, prohibiting or suspending the use of the Prospectus or any Sales Material, of any notice pursuant to Section 8(e) of the Investment Company Act, of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purposes, (C) of receipt by the Trust, the Investment Adviser, any affiliate of the Trust or the Investment Adviser or any representative or attorney of the Trust or the Investment Adviser of any other material communication from the Commission, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official relating to the Trust (if such communication relating to the Trust is received by such person within three years after the date of this Agreement), the Registration Statement, the 1940 Act Notification, the Prospectus, any Sales Material (as herein defined) (or any amendment or supplement to any of the foregoing) or this Agreement or any of the Trust Agreements and (D) within the period of time referred to in paragraph (v) below, of any Material Adverse Effect or Adviser Material Adverse Effect or of the happening of any other event which makes any statement of a material fact made in the Registration Statement or the Prospectus, or any Sales Material (as herein defined) (or any amendment or supplement to any of the foregoing) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus or any Sales Material (as herein defined) (or any amendment or supplement to any of the foregoing) in order to state a material fact required by the Securities Act, the Investment Company Act or the Rules and Regulations to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or of the necessity to amend or supplement the Registration Statement, the Prospectus or any Sales Material (or any amendment or supplement to any of the foregoing) to comply in all material respects with the Securities Act, the Investment Company Act, the Rules and Regulations or any other law or order of any court or regulatory body. If at any time the Commission, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official shall issue any order suspending the effectiveness of the Registration Statement, prohibiting or suspending the use of the Prospectus or any Sales Material (or any amendment or supplement to any of the foregoing) or suspending the qualification of the Shares for offering or sale in any jurisdiction, the Trust with the cooperation of the Investment Adviser and the Distributor will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

     (iii) The Trust will give the Distributor notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised Prospectus which the Trust proposes for use by the Distributor in connection with the Offering, which differs from the Prospectus on file at the Commission on the Effective Date, whether or not such revised prospectus is required to be filed pursuant to Rule 497(c) or Rule 497(h) under the Securities
Act), whether pursuant to the Investment Company Act, the Securities Act, or otherwise, and will furnish the Distributor with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Distributor or counsel for the Distributor shall reasonably object.

     (iv) The Trust will, without charge, deliver to the Distributor, as soon as practicable, the number of copies of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith.

     (v) The Trust will, without charge, furnish to the Distributor, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Distributor may reasonably request for the purposes contemplated by the Securities Act or the Rules and Regulations thereunder. The Trust consents to the use of the Prospectus in accordance with the provisions of the Securities Act and with the state securities or blue sky laws of the jurisdictions in which the Shares are offered by the Distributor and by all Soliciting Dealers in connection with the Offering and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection therewith in accordance with the terms and conditions of the Soliciting Dealer Agreement.

     (vi) If any event shall occur as a result of which it is necessary, in the judgment of the Trust or the reasonable opinion of counsel for the Distributor, to amend or supplement the Registration Statement or the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a potential investor, the Trust will forthwith amend or supplement the Prospectus by preparing and filing with the Commission (and furnishing to the Distributor a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Distributor), at the Trust's expense, which will amend or supplement the Registration Statement or the Prospectus so that the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to an investor, not misleading; provided, however, that if the Trust does not promptly amend or supplement the Registration Statement or the Prospectus in form and substance reasonably satisfactory to counsel for the Distributor, then the Distributor may terminate this Agreement pursuant to Section 9(a)(v) and the Trust shall, at the Trust's expense, amend or supplement the Registration Statement or the Prospectus to state the Distributor has terminated this Agreement with respect to the Offering.

     (vii) The Trust will endeavor, in cooperation with the Distributor and its counsel, to assist such counsel to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Distributor may designate and maintain such qualifications in effect for the duration of the Offering; provided, however, that the Trust will not be obligated to qualify in any jurisdiction in which the Trust would be required to (x) file any general consent to service of process,
(y) qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified or (z) be subject to taxation in such jurisdiction. The Trust will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

     (viii) For a period of 180 days from the Closing Date, the Trust will not, without the prior consent of the Distributor, offer or sell, or enter into any agreement to sell, any equity or equity-related securities of the Trust or securities convertible into such securities, other than Shares that are offered in the Offering, Other Shares or Shares issued pursuant to reinvestment of dividends or distributions or pursuant to any distribution of dividends or capital gains payable in Other Shares or Shares declared by the Trust or pursuant to a share split declared by the Trust.

     (ix) The Trust will apply the net proceeds from the Offering as set forth under "Use of Proceeds" in the Prospectus and in such a manner as to comply with the investment objectives, policies and restrictions of the Trust as described in the Prospectus.

     (x) During the period of three years hereafter, the Trust will furnish to the Distributor (i) as soon as available, a copy of each report of the Trust mailed to shareholders or filed with the Commission other than reports on Form N-SAR, and (ii) from time to time such other information concerning the Trust as the Distributor may reasonably request in writing.

     (xi) In the event that at any time on or prior to the final issuance and sale of Shares pursuant to the Offering any of the representations, warranties or agreements of the Trust would not be true and correct in all material respects as if given or made at such time, the Trust shall promptly notify the Distributor thereof. The Trust shall also promptly notify the Distributor of its failure to perform any obligation on its part required to be performed under this Agreement or to satisfy any condition on its part required to be satisfied under this Agreement on or before the Closing Date.

     (b) Except as stated in this Agreement and in the Prospectus (and any amendment or supplement thereto), the Trust and the Investment Adviser will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities issued by the Trust to facilitate the sale or resale of the Shares.

     (c) In the event that at any time on or prior to the final issuance and sale of Shares pursuant to the Offering any of the representations, warranties or agreements of the Investment Adviser would not be true and correct in all material respects as if given or made at such time, the Investment Adviser shall promptly notify the Distributor thereof. The Investment Adviser shall also promptly notify the Distributor of its failure to perform any obligation on its part required to be performed under this Agreement or to satisfy any condition on its part required to be satisfied under this Agreement on or before the Closing Date.

     5. PAYMENT OF EXPENSES.

     (a) The Trust or the Adviser will pay all expenses incident to the performance of the obligations of the Trust and the Adviser under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement, the 1940 Act Notification, the Prospectus and of each amendment or supplement to any of them; (ii) the preparation, printing, authentication, issuance and delivery of the certificates for the Shares, if any, including any stamp taxes in connection with the original issuance and sale of Shares, (iii) the fees and disbursements of the Trust's counsel (including the fees and disbursements of local counsel) and accountants, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(a)(vii) of this Agreement, including reasonable fees, expenses and disbursements of counsel to the Distributor or any other authorized person relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental blue sky memoranda and such registration and qualification), (v) the printing or other production and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Registration Statement, the Prospectus, any Sales Material and all amendments or supplements to any of them as may be reasonably requested for use in connection with the solicitation of the sale of Shares,
(vi) the printing and other production and delivery of copies of the Blue Sky Survey, if any, (vii) the filing fees and the fees and expenses of counsel to the Distributor in connection with any filings required to be made with the NASD, (viii) the reproduction and delivery of this Agreement, any Soliciting Dealer Agreement and all other agreements or documents reproduced and delivered in connection with the offering of the Shares; and (ix) the reasonable and fully documented transportation and other related expenses incurred by or on behalf of Trust representatives, including the Distributor, in connection with presentations to prospective purchasers of the Shares, which expenses covered by this clause (ix) shall not exceed $200,000.

     (b) If this Agreement is terminated by the Trust or Investment Adviser for any reason (other than a material breach by the Distributor of its duties under this Agreement) or by the Distributor, in accordance with the provisions of
Section 6 or Section 9(a) of this Agreement, the Trust and the Investment Adviser agree to reimburse the Distributor for all of its reasonable out-of-pocket expenses incurred in connection with its performance hereunder, including the reasonable fees and disbursements of counsel for the Distributor. In the event the Offering contemplated hereunder is not consummated, the Trust and the Investment Adviser agree to pay all of the costs and expenses set forth in paragraph (a) of this Section 5 which the Trust and the Investment Adviser would have paid if such Offering had been consummated.

     6. CONDITIONS OF THE DISTRIBUTOR'S OBLIGATIONS. The obligations of the Distributor hereunder are subject to the accuracy of the respective representations and warranties of the Trust and the Investment Adviser contained herein on the date hereof and as if made on each date up to and including the final issuance and sale of Shares pursuant to the Offering, to the performance by the Trust and the Investment Adviser of their respective obligations hereunder, and to the following further conditions:

     (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on September 8, 2000, or at such later time and date as may be approved in writing by the Distributor; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 497(c), (e) or (h), as the case may be, under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Trust, the Investment Adviser or the Distributor, shall be contemplated by the Commission; and the Trust shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

     (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change or any development involving a prospective change in or affecting the condition (financial or other), business, prospects, properties, net assets, or results of operations of the Trust or the Investment Adviser not contemplated by the Prospectus, which in the Distributor's reasonable opinion would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Trust or the Investment Adviser or any officer or director of the Trust or the Investment Adviser which makes any statement made in the Prospectus untrue or which, in the opinion of the Trust and its counsel or the Distributor and its counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act, the Investment Company Act or the Rules and Regulations or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, if amending or supplementing the Prospectus to reflect such event or development would, in the Distributor's reasonable opinion materially adversely affect the market for the Shares.

     (c) On the date of the commencement of presentations to prospective purchasers, which is a date after the Effective Date (the "Road Show Date"), and on the Closing Date, the Distributor shall have received:

     (1) The favorable opinions, dated the Road Show Date and the Closing Date, of Dechert Price & Rhoads, counsel for the Trust, in form and substance satisfactory to counsel for the Distributor, to the effect that:

     (i) The Trust has been duly organized and is validly existing and in good standing as a business trust under the laws of the State of Delaware, has full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to issue and sell the Shares as contemplated by this Agreement, except that counsel need express no opinion as to securities or "blue sky" laws of any state, and that the Trust is duly qualified to do business as a foreign corporation in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect on the Trust.

     (ii) The Trust is registered with the Commission under the Investment Company Act as a closed-end, non-diversified management investment company; to the knowledge of such counsel, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission; the Registration Statement is effective under the Securities Act and the Investment Company Act; the filing of the Prospectus pursuant to Rule 497(h) under the Securities Act, if required, has been made within the time required by Rule 497(h); and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for any such purpose is pending or. to the best of such counsel's knowledge, threatened by the Commission.

     (iii) The Trust has an authorized capitalization as set forth in the Prospectus under the heading "Shares of Beneficial Interest" and the Shares conform in all material respects to the description thereof in the Prospectus under the heading "Shares of Beneficial Interest."

     (iv) The Other Shares have been duly authorized and are validly issued, fully paid and non-assessable and; the Shares have been duly authorized by all requisite action on the part of the Trust for issuance and sale pursuant to the terms of the Offering and, when issued and delivered by the Trust pursuant to the terms of the Offering against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the form of certificates, if any, evidencing the Shares complies with all requirements of Delaware law; and, to the knowledge of such counsel, the issuance of the Shares is not subject to any preemptive rights.

     (v) There are no legal or governmental proceedings pending or, to the knowledge of such counsel, threatened against the Trust, or to which the Trust or any of its properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required.

     (vi) To the knowledge of such counsel after reasonable inquiry, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement by the Securities Act or the Investment

Company Act or by the Rules and Regulations which have not been so described or filed as an exhibit or incorporated therein by reference as permitted by the Securities Act, the Investment Company Act or the Rules and Regulations.

     (vii) The Trust has the power and authority to enter into this Agreement and each of the Trust Agreements, and this Agreement and each of the Trust Agreements have been duly authorized, executed and delivered by the Trust; each of this Agreement and the Trust Agreements complies with all applicable provisions of the Securities Act, the Investment Company Act and the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations; and, assuming due authorization, execution and delivery by the other parties thereto, each of this Agreement and the Trust Agreements constitutes a legal, valid, binding and enforceable obligation of the Trust enforceable in accordance with its terms, subject to the qualification that the enforceability of the Trust's obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and subject to the qualification that the right to indemnity may be limited by federal or state laws.

     (viii) The investment policies and restrictions described in the Prospectus (including the Statement of Additional Information) under the caption "Investment Objective and Principal Strategies" comply in all material respects with the requirements of the Investment Company Act and the Rules and Regulations

     (ix) Neither the issuance and sale of the Shares, the execution and delivery or performance of this Agreement or any of the Trust Agreements by the Trust, nor the consummation by the Trust of any other of the transactions contemplated thereby (A) requires any consent, approval, authorization or other order of or registration or filing by the Trust with the Commission, the NASD, any national securities exchange, any arbitrator, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may have been obtained with respect to the Trust's Registration Statement or made on or prior to the Road Show Date and such as may be required for compliance with state securities or Blue Sky laws) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the Trust Documents or other organizational documents of the Trust or (B) (a) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Trust is a party or by which it or any of its properties may be bound and that is identified, in an officer's certificate of the Trust, as material to the business, financial condition, operations, properties or prospects of the Trust,
(b) violates or will violate any statute, law or regulation (assuming compliance with state securities and Blue Sky laws), (c) violates or will violate any judgment, injunction, order or decree that is applicable to the Trust or any of its properties and that is known to such counsel, or (d) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust other than a lien, charge or encumbrance upon property or assets of the Trust as described in the Trust's Prospectus or contemplated by the Trust's Prospectus.

     (x) No consent, approval, authorization, notification or order of, or any filing with, any court or governmental agency or body is required under the laws of New York, Delaware, federal law or, to such counsel's knowledge, the laws of any other jurisdiction in the United States for the consummation by the Trust of the transactions contemplated by this Agreement or the Registration Statement, except (A) such as have been obtained and (B) such as may be required under the blue sky laws of any jurisdiction in connection with the transactions contemplated hereby.

     (xi) The 1940 Act Notification, the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and the notes thereto and the schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Investment Company Act and the Rules and Regulations.

     (xii) The statements made in the Prospectus (including the Statement of Additional Information) under the caption "Taxes", insofar as they constitute matters of law or legal conclusions, have been reviewed by such counsel and constitute accurate statements of any such matters of law or legal conclusions in all material respects, and fairly present the information called for with respect thereto by Form N-2 under the Investment Company Act.

     Such counsel shall also state, in substantially the same form, that:

     They have not independently verified the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement or the Prospectus, and, except for the statements referred to in paragraphs (iii) and (xii) above and the information referred to in paragraph
(viii) above, they are not passing upon and do not assume any responsibility therefor. In the course of the preparation by the Trust of the Registration Statement and the Prospectus, they have participated in discussions with the Distributor and employees and officers of the Trust and the Investment Adviser and in discussions with the Trust's independent accountants, in which the business and the affairs of the Trust and the Investment Adviser and the contents of the Registration Statement and the Prospectus were discussed. On the basis of information that they have gained in the course of their representation of the Trust in connection with its preparation of the Registration Statement and the Prospectus and their participation in the discussions referred to above, no facts have come to their attention that would lead them to believe that as of the Effective Date, the Registration Statement contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that as of the Effective Date, Road Show Date and Closing Date the Prospectus contains an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case other than the financial statements and schedules, the notes thereto and any schedules and other financial data contained or incorporated by reference therein or omitted therefrom, as to which they need express no opinion).

     (2) The favorable opinions, dated the Road Show Date and the Closing Date, of Miro, Weiner & Kramer, counsel for the Investment Adviser, in form and substance satisfactory to counsel for the Distributor, to the effect that:

     (i) The Investment Adviser is duly organized and validly existing as a general partnership under the laws of the State of Delaware, with power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business as a foreign partnership in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not result in an Adviser Material Adverse Effect.

     (ii) The Investment Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting as an investment adviser for the Trust as contemplated in the Prospectus and the Investment Advisory Agreement.

     (iii) To the knowledge of such counsel there are no legal or governmental proceedings pending or threatened against the Investment Adviser, or to which the Investment Adviser or any of its properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required.

     (iv) The Investment Adviser has the partnership power and authority to enter into this Agreement and the Investment Advisory Agreement, and this Agreement and the Investment Advisory Agreement have been duly authorized, executed and delivered by the Investment Adviser; and assuming due authorization, execution and delivery by the other parties thereto, each of this Agreement and the Investment Advisory Agreement constitutes a legal, valid, binding and enforceable obligation of the Investment Adviser enforceable in accordance with its terms, subject to the qualification that the enforceability of the Investment Adviser's obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and subject to the qualification that the right to indemnity may be limited by federal or state laws.

     (v) Neither the execution, delivery or performance by the Investment Adviser of its obligations under this Agreement nor the consummation by the

Investment Adviser of the transactions contemplated therein or in the Registration Statement (A) requires any consent, approval, authorization or other order of or registration or filing by the Investment Adviser with the Commission, the NASD, any national securities exchange, any arbitrator, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may have been obtained with respect to the Trust's Registration Statement or made on or prior to the Road Show Date and such as may be required for compliance with state securities or Blue Sky laws) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the partnership agreement or other organizational documents of the Investment Adviser, or (B) (a) to the knowledge of such counsel conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Investment Adviser is a party or by which it or any of its properties may be bound, (b) violates or will violate any statute, law or regulation (assuming compliance with state securities and Blue Sky laws), (c) to the knowledge of such counsel violates or will violate any judgment, injunction, order or decree that is applicable to the Investment Adviser or any of its properties and that is known to such counsel or, or (d) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Investment Adviser.

     (vi) To such counsel's knowledge after reasonable inquiry, the Investment Adviser is not in violation of its partnership agreement, nor is the Investment Adviser in default under any material agreement, indenture or instrument or in material breach or violation of any judgment, decree, order, rule or regulation of any court or governmental or self-regulatory agency or body.

     (vii) The description of the Investment Adviser (other than statements as to the Investment Adviser's investment decisions, beliefs and strategies regarding the Trust's portfolio as to which such counsel need express no opinion) in the Registration Statement and the Prospectus (including the Statement of Additional Information) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

     Such counsel may also state, in substantially the same form, that:

     It has not independently verified the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement or the Prospectus, and, except for the information referred to in paragraph
(vii) above, is not passing upon and does not assume any responsibility therefor.

     (c) The Distributor shall have received from Simpson Thacher & Bartlett, counsel for the Distributor, such opinion, dated the Road Show Date and the Closing Date and addressed to the Distributor, substantially to the effect that
(i) the Trust has been duly organized
and is validly existing and in good standing as a business trust under the laws of the State of Delaware; (ii) the outstanding Shares have been duly authorized on the part of the Trust and, when issued and delivered by the Trust pursuant to the terms of the Offering against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; (iii) the Shares conform in all material respects to the description thereof in the Prospectus under the heading "Shares of Beneficial Interest"; and (iv) this Agreement has been duly authorized, executed and delivered by the Trust and the Investment Adviser. It is agreed that Simpson Thacher & Bartlett may rely on the opinions of Dechert Price & Rhoads and Miro, Weiner & Kramer in issuing its opinion.

     (d) The Trust and Investment Adviser shall have furnished or caused to be furnished to the Distributor such further certificates and documents as the Distributor shall have reasonably requested.

     (e) Ernst & Young LLP shall have furnished to the Distributor a letter, dated the Road Show Date and the Closing Date, in form and substance satisfactory to the Distributor.

     (f) (i) No order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus (or any amendment or supplement thereto) or any Sales Material shall have been issued and no proceedings for such purpose or for the purpose of commencing an enforcement action against the Trust, the Investment Adviser or, with respect to the transactions contemplated by the Prospectus (or any amendment or supplement thereto) and this Agreement, the Distributor, may be pending before or, to the knowledge of the Trust, the Investment Adviser or the Distributor or in the reasonable view of counsel to the Distributor, shall be threatened or contemplated by the Commission at or prior to the Road Show Date or the Closing Date and that any request for additional information on the part of the Commission (to be included in the Registration Statement, the Prospectus or otherwise) be complied with to the satisfaction of the Distributor, (ii) there shall not have been any change in the capitalization of the Trust nor any material increase in the short-term or long-term debt of the Trust (other than in the ordinary course of business) from that set forth or contemplated in this Agreement, the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement to either of them), any Material Adverse Effect or Adviser Material Adverse Effect; (iv) the Trust shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Trust, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement to either of them); and (v) all the representations and warranties of each party to this Agreement contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Road Show Date and the Closing Date as if made on and as of the Road Show Date and the Closing Date, respectively, and the Distributor shall have received a certificate of each party to this Agreement, dated the Road Show Date and the Closing Date and signed by the chief executive officer and the chief financial officer of each such party (or such other officers as are acceptable to the Distributor), to the effect set forth in this Section 6(f) and in Section 6(g) hereof.

     (g) No party to this Agreement shall have failed at or prior to the Road Show Date or the Closing Date to have performed or complied in all material respects with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Road Show Date or the Closing Date, as the case may be.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects satisfactory in form and substance to each of the parties and its counsel, this Agreement and all obligations of any party to this Agreement hereunder may be canceled at, or at any time prior to, the Closing Date by any party to this Agreement. Notice of such cancellation shall be given in writing or by telephone or telegraph confirmed in writing.

     7. INDEMNIFICATION AND CONTRIBUTION.

     (a) The Trust will indemnify and hold harmless the Distributor, the directors, officers, employees and agents of the Distributor and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act or other statutory law or regulation, at common law or otherwise, whether foreign or domestic, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Sales Material, and any amendment or supplement thereto, or the omission or alleged omission to state in any or all such documents a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and the Sales Material, in light of the circumstances under which such statements were made) not misleading or (ii) the failure by the Trust to make the Offering, including the withdrawal or termination of the Offering by the Trust, except if the failure to make the Offering or any withdrawal or termination of the Offering by the Trust was directly or indirectly as a result of a breach of the Distributor's obligations under this Agreement or the Distributor's bad faith, wilful misconduct, gross negligence or reckless disregard of its duties and obligations; provided that the Trust shall not be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Trust by the Distributor or its affiliates or agents expressly for use in the Registration Statement, Prospectus or Sales Material or with respect to Sales Material that has neither been prepared by the Trust nor approved for use by the Trust. The foregoing indemnity agreement is in addition to any liability which the Trust may otherwise have to the Distributor or any controlling person of the Distributor.

     (b) The Investment Adviser will indemnify and hold harmless the Distributor, the directors, officers, employees and agents of the Distributor and each person, if any, who controls the Distributor within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act or other statutory law or regulation, at common law or otherwise, whether foreign or domestic, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Sales Material, and any amendment or supplement thereto, or the omission or alleged omission to state in any or all such documents a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and the Sales Material, in light of the circumstances under which such statements were made) not misleading; provided, that the Investment Adviser shall not be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Trust by the Distributor or its affiliates or agents expressly for use in the Registration Statement, Prospectus or Sales Material or with respect to Sales Material that has neither been prepared by the Investment Adviser nor approved for use by the Investment Adviser. The foregoing indemnity agreement is in addition to any liability which the Investment Adviser may otherwise have to the Distributor or any controlling person of the Distributor. This Section 7(b) is not intended to diminish in any way the Trust's obligation timely to indemnify and hold harmless any indemnified party pursuant to Section 7(a). Each indemnified party agrees that the Investment Adviser may bring suit, or take any other appropriate action in law or in equity, against the Trust in the name of such indemnified party to enforce the Trust's indemnity obligation to such indemnified party pursuant to Section 7(a) in respect of any amount that the Investment Adviser has paid to such indemnified party pursuant to this Section 7(b). Such indemnified party will cooperate with and assist the Investment Adviser in the conduct of any such action and the Investment Adviser will pay all expenses of such action and will reimburse such indemnified party for all reasonable out-of-pocket expenses. The Investment Adviser will be entitled to all amounts recovered in any such action.

     (c) The Distributor will indemnify and hold harmless the Trust, the Investment Adviser, each trustee and officer of the Trust who signs the Registration Statement and each person, if any, who controls the Trust or the Investment Adviser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Trust or the Investment Adviser to the Distributor, but only insofar as losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Trust by the Distributor or its affiliates or agents expressly for use in the Registration Statement, Prospectus or Sales Material. This indemnity agreement will be in addition to any liability that the Distributor might otherwise have.

     (d) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission to notify such indemnifying party will not, except to the extent set forth below, relieve it from liability that it may have to any indemnified party. No indemnification provided for in Sections 7(a) -(c) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission to notify such indemnifying party of such action shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise on account of the provisions in Sections 7(a) - (c). If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in, and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its counsel in any such action, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of counsel will be at the expense of the indemnifying party or parties. All such fees and expenses will be reimbursed promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent or, in connection with any proceeding or related proceeding in the same jurisdiction, for the fees and expenses of more than one separate counsel for all indemnified parties except to the extent provided herein.

     (e) In no case shall the indemnification provided in this Section 7 be available to protect any person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his obligations or duties hereunder, or by reason of its or his reckless disregard of its or his obligations and duties hereunder.

     (f) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), the Trust, the Investment Adviser and the Distributor, in order to provide for just and equitable contribution, agree as provided below. The Trust and the Distributor shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportions as are appropriate to reflect the relative benefits received by the Trust on the one hand and by the Distributor on the other from the offering of the Shares; provided, however, that neither the Trust nor the Distributor shall contribute to the amount paid or payable by such indemnified party as a result of any such losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in the Prospectus (or any amendment or supplement thereto) in respect of statements contained under the captions "Management of the Fund" or under the caption "Prospectus Summary" insofar as the statements under the second caption related to the information under the first caption referred to above, which amounts shall be contributed by the Investment Adviser to the amount paid or payable by the indemnified party. If the allocation between the Trust and the Distributor provided by the immediately preceding sentence is unavailable for any reason, the Trust and the Distributor shall contribute in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Trust and the Distributor, respectively, in connection with the statements or omissions that result in such loss, claim, damage or liability (or actions in respect thereof) as well as any other relevant equitable considerations, subject, however, to the proviso contained in the immediately preceding sentence. The relative benefits received by the Trust on the one hand and the Distributor on the other shall be deemed to be in the same proportion as the aggregate net proceeds from the subscription for the Shares (before deducting expenses) received by the Trust bears to the amounts received by the Distributor pursuant to Section 3 hereof. The relative fault of the Trust on the one hand and the Distributor on the other shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Trust or the Distributor, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust, the Investment Adviser and the Distributor agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (f). Notwithstanding any other provision of this paragraph (f), the Distributor shall not be obligated to make contribution hereunder that in the aggregate exceeds (i) the amount of the total Sales Load paid to the Distributor (including Sales Loads paid to Soliciting Dealers on behalf of the Distributor) pursuant to Section 3 of this Agreement, less (ii) the aggregate amount of any damages that the Distributor has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (f), each person, if any, who controls the Investment Adviser or the Distributor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Investment Adviser or the Distributor, respectively, and each trustee of the Trust, each officer of Trust who signed the Registration Statement and each person, if any, who controls the Trust, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Trust. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this Section 7. No party will be liable for contribution with respect to any action or claim settled without its written consent.

     (g) The Trust and the Investment Adviser acknowledge that the statements contained in the second and third sentences of the first paragraph under the caption "How to Purchase Fund Shares" in the Prospectus constitute the only information furnished in writing to the Trust by the Distributor expressly for use in such document; and the Distributor confirms that such statements are correct in all material respects.

     8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The respective agreements, representations warranties, indemnities and other statements of the Trust or its officers, of the Investment Adviser and of the Distributor set forth in or made pursuant to this Agreement shall survive the Closing Date and will remain in full force and effect, regardless of any investigation made by or on behalf of Distributor, the Trust or the Investment Adviser or any of the officers, trustees or controlling persons referred to in
Section 7 hereof, and will survive delivery of and payment for the Shares pursuant to the Offering; provided, however, that following delivery and payment for the Shares, the remedies against the Investment Adviser for breach of its representations and warranties shall, in the absence of fraudulent misrepresentation by the Investment Adviser, which shall not include fraudulent misrepresentation attributed to the Investment Adviser solely by virtue of and in the event of its being a controlling person of the Trust, be limited to those available pursuant to Section 7 hereof. The provisions of Section 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

     9. TERMINATION OF AGREEMENT. (a) This Agreement shall be subject to termination in the absolute discretion of the Distributor, by notice given to the Trust prior to the expiration of the Offering, if prior to such time (i) there has been a material change in general economic, political, social or financial conditions in the United States or the effect of international conditions on the financial markets in the United States such that, in the Distributor's judgment, it is impracticable to proceed with the Offering, (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which, in the Distributor's judgment, renders it impracticable to proceed with the Offering, (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited,
(iv) a banking moratorium shall have been declared either by Federal or New York State authorities or (v) the Trust shall fail to amend or supplement the Registration Statement or the Prospectus as provided in Section 4(a)(vi).

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.

     10. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Distributor, will be mailed, delivered or telegraphed and confirmed to Chase Securities Inc., Attn.: Richard Klein, 270 Park Avenue, New York, New York 10017; or if sent to the Trust or the Investment Adviser, will be mailed, delivered or telegraphed and confirmed to them c/o Munder Capital Management, Attn: James Robinson, Munder Capital Center, 480 Pierce Street, Suite 300, Birmingham, MI 48009

     11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

     12. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Trust, the Investment Adviser and the Distributor.

                                        Very truly yours,

                                        Munder @Vantage Fund

                                        By: __________________________
                                            Name:
                                            Title:

                                        Munder Capital Management

                                        By: __________________________
                                            Name:
                                            Title:


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Chase Securities Inc.

By: ___________________________
    Name:
    Title: